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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549




                                       FORM 8-K




                               CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported):  October 11, 1996




                         4Front Software International, Inc.
                (Exact name of registrant as specified in its charter)




                                       Colorado
            (State or other jurisdiction of incorporation or organization)




           0-8345                                   84-0675510
    (Commission File Number)           (I.R.S. Employer Identification No.)




         5650 Greenwood Plaza Boulevard, Suite 107, Englewood, Colorado 80111
                       (Address of principal executive offices)




                                    (303) 721 7341
                 (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OF ASSETS.

    On October 11, 1996 4Front Software International Inc., acquired all of the issued and outstanding stock of Datapro Computers Group Limited ("Datapro"), based in the United Kingdom. The purchase price was L1.39 million cash ($2.15 million) subject to certain conditions as set forth below.

    Pursuant to the stock purchase agreement, L1.25 million cash ($1.95 million) was paid to the stockholders of Datapro from available cash at bank resources of the registrant.

    If the net assets of Datapro as per the September 1996 Management accounts as prepared on a consistent basis with Datapro's previous accounts, exceeds L400,000 ($620,000) then the remaining L135,000 ($200,000) will be paid. If the net assets are less than L400,000 ($620,000), then the additional payment shall be adjusted downwards on a pound-for-pound basis.

    There is no material relationship between the registrant, it's affiliates, officers or directors and any affiliate, officer or director of Datapro Computers Group Limited.

    Datapro is a United Kingdom supplier of storage solutions and computer sub-systems, with revenues of approximately $17 million. Datapro, based in Brighton, Southern England, provides a full range of specialized computer services to approximately 1,250 customers, principally large blue chip corporations and public sector organizations. Services offered include systems integration, hardware and software maintenance and systems support, and other technology enabling services. Datapro provides high-end support for a number of U.S. and U.K. technology manufacturers, including IBM, NCR and Mitsubishi Apricot. Datapro's service and systems integration activities account for the majority of its business.

    Datapro also offers a range of software and hardware products, some of which are proprietary to the Company including asset management software developed for the health services industry and project accounting software developed primarily for the construction industry.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a), (b) It is impracticable to provide the financial statements and pro forma financial information required by Items 7(a) and 7(b) of Form 8-K for Datapro Computers Group Limited at this time.

              Accordingly, no such financial statements are being filed with this Current Report on Form 8-K. Rather, such financial statements and information will be filed by amendment hereto as soon as practicable, but not later than sixty (60) days after the date on which this Report on Form 8-K must be filed.


EXHIBITS.

1)       Share Sale Agreement.

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                                      SIGNATURES




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorised.


                   4FRONT SOFTWARE INTERNATIONAL, INC.
                             (Registrant)




              By:  __Anil J Doshi___________________________
                   ANIL J DOSHI, CHAIRMAN AND C.E.O.



Dated: October 25, 1996